Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-159987, 333-153435, 333-09634, 333-134192, 333-12304, 333-153422, 333-08964, 333-225653, and 333‑239582) on Form S-8 and the registration statements (Nos. 333-195865-18 and 333-251179) on Form S-3 of our report dated March 17, 2022, with respect to the consolidated financial statements of Signet Jewelers Limited and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Cleveland, Ohio
March 17, 2022